Exhibit 99.2 (d)

2007 ANNUAL

CERTIFICATEHOLDER’S STATEMENT

CAPITAL ONE MASTER TRUST

SERIES 2002-1

Under the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006, March 23, 2007 and July 1, 2007 and as further amended by the First Amendment, dated as of March 1, 2008 (the “Agreement”), among Capital One Bank (USA), National Association, as Servicer, Capital One Funding, LLC, as Transferor, and The Bank of New York, as Trustee (the “Trustee”), Capital One Bank (USA), National Association is required to prepare certain information each month regarding current distributions to Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. Certain information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a “Certificate”). Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.

A)	Information Regarding Distributions to the Class A Certificateholders
	(Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Class A Certificateholders per $1,000 Original Principal Amount	55.3902127754

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 Original Principal Amount on the Class A Certificates, per $1,000 Original Principal Amount	55.3902127754

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class A Certificates, per $1,000 Original Principal Amount of the Class A Certificates, per $1,000 Original Principal Amount	0.0000000000

B)	Class A Investor Charge Off’s and Reimbursement of Charge Off’s

	1)	The amount of Class A Investor Charge Off’s	$0.00

	2)	The amount of Class A Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Class A Investor Charge Off’s	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 2002-1 Investor Certificateholder’s Investment)	0.0000000000

	5)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date	$0.00

C)		Information Regarding Distributions to the Class B Certificateholders (Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Class B Certificateholders per $1,000 Original Principal Amount.	59.4346571000

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class B Certificates, per $1,000 Original Principal Amount.	59.4346571000

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class B Certificates, per $1,000 Original Principal Amount.	0.0000000000

D)		Class B Investor Charge Off’s and Reimbursement of Charge Off’s

	1)	The amount of Class B Investor Charge Off’s	$0.00

	2)	The amount of Class B Investor Charge Off’s set forth in paragraph 1 above, per $1,000
		Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Class B Investor Charge Off’s	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 2002-1 Investor Certificateholder’s Investment)	0.0000000000

	5)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date	$0.00

E)		Information Regarding Distributions to the Collateral Interest Holder (Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Collateral Interest Holder per $1,000 Original Principal Amount.	67.5235459310

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Collateral Interest, per $1,000 Original Principal Amount.	67.5235459310

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal of the Collateral Interest, per $1,000 Original Principal Amount.	0.0000000000

F)		Collateral Interest Investor Charge Off’s and Reimbursement of Charge Off’s

	1)	The amount of Collateral Interest Investor Charge Off’s	$0.00

	2)	The amount of Collateral Interest Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Collateral Interest Investor Charge Off’s	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount	0.0000000000